COMPRAVENTA



                            GLOBAL MINING CHILE LTDA.



                                        A



                          ADRIAN FRANCISCO SOTO TORINO





Comparecen: Don Adrian Soto Torino, chileno, casado, industrial minero, cedula nacional de identidad numero 5,535.932-6 domiciliado en calle Maraton 467, Villa El Cobre 2, Copiapo en adelante, "el Comprador ", por una parte, y por la otra William Edward Shouldice Urquhart, canadiense, soltero, cedula nacional de identidad numero , domiciliado en Helvecia 240, comuna de Las Condes, Santiago, en representacion segun se acreditara, de Global Mining Chile Ltda., sociedad de responsabilidad limitada del mismo domicilio anterior, en adelante, el" Vendedor", los comparecientes mayores de edad, quienes acreditan su identidad con las cedulas citadas y exponen:

PRIMERO: MINERA GLOBAL CHILE LIMITADA es duena de las propiedades mineras denominadas Candelaria Uno a Tres ubicadas en la Comuna de Diego de Almagro, II Region de Chile e inscritas en el Conservador de Minas de Diego de Almagro en el Registro de Propiedad del ano , a fojas N(0) y de las concesiones mineras denominadas Candelaria Uno a Ocho ubicadas en la Comuna de Diego de Almagro, II Region de Chile e inscritas en el Conservador de Minas de Diego de Almagro en el
Registro de Propiedad del ano    , a fojas N(0)

(INSERTAR DATOS DE LAS PROPIEDADES)





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SEGUNDO: Por el presente instrumento la sociedad Global Mining Chile Ltda., representada en la forma indicada en la comparecencia, vende, cede y transfiere a don ADRIAN SOTO TORINO las propiedades mineras debidamente individualizadas en la Clausula Primera precedente.

TERCERO: El precio de la compraventa es la suma de un millon de pesos que la compradora paga al contado a la vendedora declarando esta recibirlo a su entera y total satisfaccion. Las partes renuncian expresamente a las acciones resolutorias que puedan corresponderles en virtud del presente contrato.

CUARTO: La venta se hace estimando los derechos reales de concesion minera individualizados precedentemente como especies o cuerpo ciertos, en el estado en que se encuentre, libre de todo ocupante, arrendatario, precario, o mero tenedor, gravamen, hipotecas, prohibiciones, embargos, litigios, limitaciones al dominio y deudas, con el pago de sus contribuciones y demas cuentas domiciliarias al dia, respondiendo el vendedor del saneamiento de eviccion de conformidad a la Ley.
El comprador, por su parte, se hace cargo a partir de esta fecha de cualesquier responsabilidad relacionada con las propiedades sea ella de tipo legal, administrativa, comercial y/o ambiental o de cualesquiera otra indole o naturaleza. Asimismo, el Comprador se hace responsable por el pago de las regalias a que hace referencia la escritura publica de Modificacion a Contratos de Opcion de Compraventa y Arrendamiento de fecha 4 de Febrero de 2004 ante el Notario Publico de Santiago, don Ivan Torrealba Acevedo.

QUINTO: Adicionalmente al precio, las partes convienen en que Minera Global Chile Limitada tendra derecho a una compensacion adicional consistente en un Net Smelter Return ("NSR o Retorno neto de Fundicion") de un 10% hasta que se paguen el equivalente en moneda nacional de US$ 75.000 y entonces este NSR disminuira a 2%. En consecuencia, don Adrian Soto Torino pagara un precio indeterminado pero determinable que tendra la forma de una participacion del resultado economico de la explotacion de las propiedades individualizadas en la Clausula Primera y que se pagara, a partir de la fecha desde que se inicie la explotacion del Proyecto Minero, que se denominara Pago de Regalia Minera, el que regira en los dos unicos casos siguientes a) Para el caso que don Adrian Soto Torino concentre y procese minerales provenientes de las pertenencias objeto del presente contrato, en un plantel industrial de su propiedad exclusiva o asociada con terceros, las partes acuerdan que independientemente del precio estipulado en la clausula Quinto, don Adrian Soto Torino, su continuador legal, cesionario o adquirente de los pedimentos constituidos o de las pertenencias mineras que sean su consecuencia singularizadas en la clausula Primero de este instrumento, pagara a Minera Global Chile Limitada una cantidad equivalente a un 10% de Regalia Minera, que se calculara sobre el precio de la venta concentrado de los

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minerales arrancados y/o extraidos de las mencionadas concesiones de exploracion
y procesados por la Planta Industrial de la beneficiaria o de sus asociados en este objeto, cuando se haya dado inicio a la explotacion de las pertenencias mineras por parte de la beneficiaria, menos las deducciones de fletes, cargos de ventas, etc, en los terminos y demas condiciones pactados en el Anexo A, Item
a), documento que forma parte integrante del presente contrato y que se protocoliza bajo el mismo numero _______ con esta fecha en el Registro del Notario que autoriza. b) Para el caso que don Adrian Soto Torino venda minerales en bruto o crudos provenientes de las pertenencias objeto de este contrato, sea en Enami o en otras casas compradoras de minerales, la beneficiaria, su continuadora legal, su cesionaria o adquirente de los pedimentos constituidos o de las pertenencias mineras que sean su consecuencia singularizadas en la clausula Primero de este instrumento, pagara a Minera Global Chile Limitada una cantidad equivalente a un 10% de Regalia Minera, que se calculara sobre el precio de la venta bruta de minerales arrancados y/o extraidos de las mencionadas concesiones de exploracion y vendidos en las casas compradoras existentes en Chile o en el extranjero, cuando se haya dado inicio a la explotacion de las pertenencias mineras por parte de la beneficiaria, menos las deducciones de fletes, cargos de ventas, etc, en los terminos y demas condiciones pactados en el Anexo A, Item b), documento que forma parte integrante del presente contrato y que se protocoliza bajo el mismo numero _______ con esta fecha en el Registro del Notario que autoriza. Las partes declaran expresamente que el pago del Precio Indeterminado pero determinable o Participacion del Resultado o "Regalia Minera" aqui establecido no forma ni formara en caso alguno parte del monto de dinero fijo establecido en la clausula Quinto para amparar el derecho exclusivo de opcion otorgado por el presente instrumento y en consecuencia, su no pago no daran en caso alguno al oferente el derecho a demandar la resolucion del presente contrato ni del contrato ofrecido, sin perjuicio de las demas acciones legales que le correspondan.
En ambos casos de las letras a) y b) precedentes el monto de la Regalia disminuira a 2% cuando se hayan pagado el equivalente en moneda nacional de US$ 75.000.
Para efectos del cumplimiento de esta Clausula, el Comprador debera enviar al Vendedor informes periodicos de actividades mineras. Segun si haya o no actividades desarrollandose en las concesiones mineras de que da cuenta este contrato, dicho reporte tendra el caracter de mensual o semestral.

SEXTO: Las partes confieren poder especial al abogado don Jose Manuel Borquez Yunge, para que, indistintamente, suscriba las escrituras de aclaracion, rectificacion, complementacion o enmiendas que digan relacion con la individualizacion de las partes, personerias, errores de hecho u omisiones en que hubiesen incurrido en el senalamiento de los linderos, mencion de planos, superficie o citas del pertinente titulo de dominio, como asimismo, con cualquier otra circunstancia, antecedentes o referencias que de conformidad al titulo de dominio sean indispensables de consignar para la practica de la inscripcion de dominio que emana de la presente escritura

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SEPTIMO: Para todos los efectos legales derivados del presente contrato, los comparecientes fijan su domicilio en la ciudad y comuna de Santiago y se someten a la jurisdiccion de sus Tribunales Ordinarios de Justicia.

OCTAVO: Todos los gastos y derechos notariales que se incurran con motivo de la celebracion del presente contrato, seran de cargo de ambas partes por mitades y los de inscripcion en el Registros del Conservador respectivo seran de exclusivo cargo de la compradora.

NOVENO: Se faculta al portador de copia autorizada de este instrumento para requerir al Conservador de Bienes Raices respectivo, las inscripciones, subinscripciones y anotaciones que procedan en los Registros competentes.

DECIMO : La personeria de don William Edward Shouldice Urquhart para representar a la sociedad Global Mining Chile Ltda. consta de la escritura publica de fecha 6 de Mayo de 2003, otorgada en la Notaria de don Ivan Torrealba Acevedo la que no se inserta por ser conocida de los comparecientes y del Notario que autoriza.